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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT:

                                  Isabella Bank
                                  Wholly owned

                      Financial Group Information Services
                                  Wholly owned

                          IB & T Employee Leasing, LLC
                                  Wholly owned

                            CT/IBT Title Agency, LLC
                                    50% owned


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